UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 19, 2015 (October 19, 2015)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of Humana Inc. (the “Company”) was held on October 19, 2015. A total of 129,240,721 shares of the Company’s common stock, out of a total of 148,222,712 shares of common stock outstanding and entitled to vote as of the close of business on September 16, 2015 (the record date for the Special Meeting), were present in person or represented by proxy. A summary of the voting results for each of the following proposals, each of which is described in detail in the Company’s proxy statement dated August 28, 2015, which was first mailed to the Company’s stockholders on or about September 1, 2015, is set forth below:

Proposal 1: Adoption of the Merger Agreement

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of July 2, 2015 (the “Merger Agreement”), as it may be amended from time to time, among Aetna Inc., a Pennsylvania corporation (“Aetna”), Echo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aetna, Echo Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Aetna, and the Company. The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” (due to the nature of Proposal #1, there were no broker non-votes):

For	Against	Abstentions
128,238,491	489,852	512,378

Proposal 2: Adjournment of the Special Meeting

Because a quorum was present at the Special Meeting and the holders of more than 75% of the outstanding shares of the Company’s common stock entitled to vote thereon approved Proposal 1, the vote on the proposal to approve the adjournment of the Special Meeting if necessary to solicit additional proxies if there had not been sufficient votes to approve Proposal 1 was not called.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of Compensation Payments

The Company’s stockholders, on an advisory (non-binding) basis, approved the compensation that will or may be paid or provided by the Company to its named executive officers in connection with the merger. The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions” (due to the nature of Proposal #3, there were no broker non-votes):

For	Against	Abstentions
103,042,650	25,247,619	950,452

Item 8.01	Other Events

On October 19, 2015, the Company issued a press release announcing the results of the stockholder vote on Proposal 1 at the Special Meeting. A copy of the release is attached hereto as Exhibit 99.1, and the full text of the press release is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President, Chief Accounting Officer and Controller

Dated: October 19, 2015